    As filed with the Securities and Exchange Commission on July 30, 1997



                                                       Registration No. 33-56799
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           -------------------------

                            UNITED CITIES GAS COMPANY
             (Exact name of Registrant as specified in its charter)

      Illinois and Virginia                                     36-1801540
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                                5300 Maryland Way
                           Brentwood, Tennessee 37027
                                 (615) 373-0104
                        (Address, including zip code, and
                    telephone number, including area code, of
                    Registrant's principal executive offices)


                            Gene C. Koonce, President
                                5300 Maryland Way
                           Brentwood, Tennessee 37027
                                 (615) 373-0104
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                   Copies of all communications to be sent to:

                                Jonathan A. Koff
                               Chapman and Cutler
                             111 West Monroe Street
                             Chicago, Illinois 60603
                                 (312) 845-3000

================================================================================

                            UNITED CITIES GAS COMPANY

                Deregistration of Unissued Shares of Common Stock

         Pursuant to its Registration Statement on Form S-3 (No. 33-56799) (the "Registration Statement"), United Cities Gas Company ("United Cities"), incorporated under the laws of Illinois and domesticated under the laws of Virginia, registered 1,070,000 shares of its common stock, no par value ("Common Stock"), for issuance under its Customer Stock Purchase Plan.

         This Post-Effective Amendment No. 1 is being filed solely for the purpose of removing from registration 802,119 shares of Common Stock relating to the shares that were registered but not issued as of July 31, 1997, the effective date of the merger of United Cities with and into Atmos Energy Corporation. Accordingly, United Cities hereby removes from registration such 802,119 shares of Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brentwood, Tennessee, on this 30th day of July, 1997.

                               UNITED CITIES GAS COMPANY

                               By     /s/ James B. Ford
                                  ----------------------------------------------
                                          James B. Ford, Senior Vice President


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Officers:
Gene C. Koonce, President, Chief Executive Officer and Chairman of the Board of Directors*
James B. Ford, Senior Vice President, Treasurer and Principal Financial Officer*


Directors:
Thomas J. Garland*         Vincent J. Lewis*          Dennis L. Newberry, II*
Stirton Oman, Jr.*         Timothy W. Triplett*       George C. Woodruff, Jr.*
Dwight C. Baum*            Dale A. Keasling           Jerry H. Ballengee
Richard W. Cardin

A majority of the members of the Board of Directors.


*By      /s/ James B. Ford
   ---------------------------------
    James B. Ford, Attorney-in-fact

Dated: July 30, 1997

                                LIST OF EXHIBITS


Exhibit           Exhibit Description
No.

24.01 Power of Attorney (incorporated by reference to Exhibit 24.01 filed with the Registrant's Registration Statement on Form S-3, No. 33-56799)